UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2010

PetroAlgae Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0301060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

321-409-7500
(Our telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                OTHER EVENTS

PetroAlgae Announces Strategic Partnership with Asesorias E Inversiones Quilicura

On April 14, 2010, PetroAlgae Inc. (OTCBB: PALG) (“PetroAlgae”) announced that it signed a memorandum of understanding (the “Memorandum of Understanding”) with Asesorias E Inversiones Quilicura (“AIQ”), a major shareholder in Subus Chile S.A., to enter into an agreement that is expected to enable the development in Chile of a micro-crop technology system for the large-scale production of green gasoline, diesel and jet fuel.

Under the terms of the Memorandum of Understanding, AIQ will acquire an option from PetroAlgae to purchase a standard license to build a full micro-crop technology system for commercially producing biofuels and high-value protein.

PetroAlgae’s micro-crop technology is designed to enable its licensees to produce a cost-effective alternative to fossil fuels as well as a high-value protein co-product, while absorbing carbon dioxide from greenhouse gas emissions.

The information in this Form 8-K under Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROALGAE INC.

Date: April 19, 2010	By:	/s/ David Szostak
	Name:	David Szostak
	Title:	President